EXHIBIT 10.2

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is made and entered into effective as of September 1, 2022, by and between GUIDED THERAPEUTICS, INC., a Delaware corporation (the “Company”) and Auctus Fund, LLC, a Delaware limited liability company (the “Creditor”).

W I T N E S S E T H :

WHEREAS, the Creditor is the payee of certain obligations owed to the Creditor by the Company as evidenced by certain promissory notes and as set forth on Exhibit A hereto (the “Creditor Notes”) as well as the holder of certain common stock purchase warrants as set forth on Exhibit B hereto (the “Creditor Warrants”) (the Creditor Notes and Creditor Warrants shall be referred to herein as the “Obligations”);

WHEREAS, in satisfaction in full of the Obligations, the Creditor is willing to accept the Cash Payments (as defined in this Agreement), Exchange Common Stock (as defined in this Agreement), Exchange Warrants (as defined in this Agreement) and Pre-Funded Exchange Warrants (as defined in this Agreement) (the Pre-Funded Exchange Warrants, Exchange Warrants, and the Exchange Common Stock shall be collectively referred to herein as the “Securities”) (the “Exchange”) pursuant to the terms of this Agreement (for the avoidance of doubt, the Securities are being registered for resale in the registration statement to be filed by the Company for the Private Offering (as defined in this Agreement));

WHEREAS, the Exchange is being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

WHEREAS, the Company and the Creditor desire to enter into this Agreement to evidence and set forth the terms of the exchange of the Cash Payments and Securities (as defined in this Agreement) for and in satisfaction of the Obligations; and

WHEREAS, the Company is in the process of completing a private financing of at least $2,500,000 (the “Private Offering”). The stock purchase agreement, the Exchange Warrants, the Pre-Funded Exchange Warrants, and the offering term sheet for the Private Offering are hereby attached to this Agreement as Exhibits C, D, E, and F.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto, being duly sworn, do covenant, agree and certify as follows:

1. Recitals. The parties hereto acknowledge and agree that the foregoing recitals are true and accurate and constitute part of this Agreement to the same extent as if contained in the body hereof.

2. Definitions. In addition to the terms defined elsewhere in this Agreement: the following terms have the meanings set forth in this Section 2:

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“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities” has the meaning set forth in the Preamble of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

3. Exchange and Satisfaction. So long as the Private Offering is consummated on or before September 1, 2022, all Obligations shall be surrendered in the entirety, including all principal amounts, interest, early prepayment penalty, by the Creditor and exchanged for the cash payments and securities pursuant to the terms of this Agreement and as further described below:

a. As of August 10, 2022, Creditor agrees that it is owed a total of $710,911, consisting of principal, interest, and default amounts for the Creditor Notes under the original terms of the Creditor Notes, and no other default or prepayment penalties are due to Creditor, as summarized in the table below.

Date of Note	principal	default	interest	total due
3/31/2020	112,750.00	48,434	60,283	221,467
5/27/2020	400,000.00	-	89,444	489,444

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As fulfillment of this Agreement, Creditor and Company agree to the following cash payments described in Sections 3(a)(1) and 3(a)(2) of this Agreement (the “Cash Payments”):

1)

Company will make a cash payment of $221,467 to Creditor within three business days of the closing of the Private Offering. This payment will pay off the Creditor Note dated March 31, 2020, in its entirety, including principal, default and interest.

2)	The Creditor Note dated May 27, 2020 will remain outstanding after the Exchange, have a balance of $489,444, and be paid according to the following schedule:

a)	$125,000 within three (3) calendar days of closing the Private Offering; and

b)	$125,000 on the 6 month anniversary of closing the Private Offering; and

c)	$125,000 on the 12 month anniversary of closing the Private Offering; and

d)	$114,000 plus any remaining accrued interest on the 18 month anniversary of closing the Private Offering.

3)	There shall be no penalties for early payment of any of the installments in the above schedule.

4)	Any additional default penalties shall only apply on amounts not paid according to the above schedule.

5)

In addition to the Creditor Notes described above, the Creditor holds Creditor Warrants that shall be valued at $1,950,000 for purposes of the Exchange (the “Warrant Balance”). Under the terms of the Private Financing, as described in Exhibits C, D, E and F attached to this Agreement, each share of the Company’s common stock (the “Exchange Common Stock”) and each prefunded warrant (the “Pre-Funded Exchange Warrants”) is priced at $0.50 per share (the “Exchange Price”). In addition, under the terms of the Private Financing, there shall be warrants granted exercisable for two shares per one common share awarded, one priced at $0.50 and one priced at $0.65 (the “Exchange Warrants”). Therefore, subject to the Maximum Share Amount (as defined in this Agreement), the Warrant Balance exchange shall result in the Creditor receiving under this Agreement 3,900,000 common shares, 3,900,000 warrant shares priced at $0.50 cents, and 3,900,000 warrant shares priced at $0.65 (for the avoidance of doubt, both of such warrants shall be in the same form as the Exchange Warrants, which is the form attached hereto as Exhibit D).

Notwithstanding anything to the contrary herein, in no event shall the Creditor be issued Exchange Common Stock to the extent that such issuance would result in beneficial ownership by the Creditor of more than 9.99% of the outstanding Common Stock as of the date of the Exchange (the "Maximum Share Amount"). For purposes of the foregoing proviso, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder In the event that the issuance of the Exchange Common Stock would result in beneficial ownership by the Creditor of Common Stock in excess of the Maximum Share Amount as described in this Agreement, then, the excess Warrant Balance remaining after the Maximum Share Amount has been reached (the “Excess Warrant Balance”) shall instead be exchanged for Pre-Funded Exchange Warrants for the purchase of shares of Common Stock, which shall be exercisable into an amount of Common Stock equal to the Excess Warrant Balance divided by the Exchange Price. The Pre-Funded Exchange Warrants shall be in the form attached hereto as Exhibit E.

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The Exchange Common Stock to be issued to the Creditor under this Agreement shall be issued in book-entry form within three (3) calendar days of the date of the closing of the Private Offering. The Exchange Warrants to be issued to the Creditor under this Agreement shall be issued within three (3) business days of the date of the closing of the Private Offering. The Pre-Funded Exchange Warrants, if required to be issued pursuant to the terms of this Agreement, shall be delivered by the Company to the Creditor within three (3) business days of the date of the closing of the Private Offering.

b. Notwithstanding anything in this Agreement to the contrary, if the Private Offering is not consummated by September 1, 2022, this Agreement shall be null and void and of no further force or effect.

c. The Company shall (i) register the Securities for resale by Creditor at prevailing market prices in each registration statement to be filed by the Company for the Private Offering (the “Registration Statement”), (ii) use commercially reasonable best efforts to cause such Registration Statement to be declared effective by the Securities & Exchange Commission within 120 calendar days after the date of this Agreement, and (iii) use commercially reasonable best efforts to cause such Registration Statement to remain effective until the Creditor has sold all of the Securities.

4. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Creditor:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The shares of Common Stock underlying the Securities (if any), when issued in accordance with the terms of the Securities, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer required by law. The Creditor’s holding period with respect to such Securities and the Common Stock underlying the Securities shall tack back to the original acquisition date of the Obligations pursuant to Section 3(a)(9) of the Securities Act.

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5. Representations and Warranties of the Creditor. Creditor hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a) Own Account. Creditor understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Creditor’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

(a) Creditor’s Status. At the time the Creditor was offered the Securities, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(b) Experience of Creditor. Creditor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Creditor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

6. Release. So long as the Private Offering is consummated on or before September 1, 2022 and the Cash Payments have been paid to the Creditor pursuant to the terms of this Agreement, the Creditor acknowledges and agrees that it shall have no further rights or interest in, and shall not receive any further consideration, payment or distribution of any kind with respect to, the Obligations, except as provided in this Agreement. In such regard, so long as the Private Offering is consummated on or before September 1, 2022 and the Cash Payments have been paid to the Creditor pursuant to the terms of this Agreement, the Creditor hereby waives, relinquishes, remises and releases all rights, claims, interests or liabilities, known and unknown, of any nature whatsoever in law or equity which the Creditor may previously have had or may now or hereafter have as against or to receive from the Company arising out of, resulting from or relating to the Obligations or any rights or interest of the Creditor with respect thereto, except as provided in this Agreement. The Company acknowledges and agrees that it shall have no further rights or interest in, and shall not receive any further consideration, payment or distribution of any kind with respect to, the Obligations, except as provided in this Agreement. In such regard, the Company hereby waives, relinquishes, remises and releases all rights, claims, interests or liabilities, known and unknown, of any nature whatsoever in law or equity which the Company may previously have had or may now or hereafter have as against or to receive from the Creditor arising out of, resulting from or relating to the Obligations or any rights or interest of the Company with respect thereto, except as provided in this Agreement.

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7. Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 under the Securities Act or other applicable exemption, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the Creditor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer other than pursuant to an effective registration statement or Rule 144 under the Securities Act or other applicable exemption, any such transferee shall agree in writing to be bound by the terms of this Agreement.

8. Further Assurances. The Creditor shall hereafter, without further consideration, execute and deliver promptly to the Company such further consents, waivers, assignments, endorsements and other documents and instruments, and to take all such further actions, as the Company may from time to time reasonably request with respect to the Exchange and satisfaction of the Obligations and the consummation in full thereof. The Company shall hereafter, without further consideration, execute and deliver promptly to the Creditor such further consents, waivers, assignments, endorsements and other documents and instruments, and to take all such further actions, as the Creditor may from time to time reasonably request with respect to the Exchange and satisfaction of the Obligations and the consummation in full thereof.

9. Successors and Assigns. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, provided, however, that any assignment of the rights and benefits hereunder by the Company must be agreed to in a signed writing by the Creditor.

10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

11. Governing Law; Jurisdiction. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Delaware, applicable to agreements to be performed wholly within the State of Delaware. The Company and the Creditor hereby irrevocably consent and submit to the exclusive jurisdiction of any federal or state court located within the Commonwealth of Massachusetts over any dispute arising out of or relating to this Agreement and each party hereby irrevocably agrees that all claims in respect of such dispute or any legal action related thereto may be heard and determined in such courts. Each of the Company and the Creditor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.

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12. Notice. Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by certified mail (return receipt requested, postage prepaid), or overnight mail or courier, addressed as follows:

To the Company:

GUIDED THERAPEUTICS, INC.

5835 Peachtree Corners East, Suite B

Peachtree Corners, GA 30092

To the Creditor:

AUCTUS FUND, LLC

545 Boylston Street, 2nd Floor

Boston, MA 02116

or to such other address as to which either party shall notify the other in accordance with the provisions hereof. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

[signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals by signing this Agreement as of the day and year first above written.

Company:

GUIDED THERAPEUTICS, INC.

By:	/s/ Gene S. Cartwright
Name:	Gene S. Cartwright
Title:	President and CEO

Creditor:

Auctus Fund, LLC

By	/s/ Lou Posner
Name:	Lou Posner
Title:	Managing Director

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Exhibit A

Date of Note	principal	default	interest	total due
3/31/2020	112,750.00	48,434	60,283	221,467
5/27/2020	400,000.00		89,444	489,444
				$710,911

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Exhibit B

1. Common stock purchase warrant dated February 13, 2017

2. Common stock purchase warrant dated March 20, 2018

3. Common stock purchase warrant dated March 29, 2019

4. Common stock purchase warrant dated December 17, 2019

5. Common stock purchase warrant dated May 22, 2020

6. Common stock purchase warrant dated January 1, 2021

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Exhibit C

(see attached)

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Exhibit D

(see attached)

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Exhibit E

(see attached)

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Exhibit F

(see attached)

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